Exhibit 1.1

COMPANIES (JERSEY) LAW 1991

ARTICLES OF ASSOCIATION

OF

FERGUSON PLC

a par value public limited company

Company number: 128484

Incorporated the 8 day of March 2019

COMPANY NO. 128484

COMPANIES (JERSEY) LAW 1991

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

FERGUSON PLC

PRELIMINARY

1.    The regulations comprising the Standard Table in the Companies (Standard Table) (Jersey) Order 1992 and any similar regulations made under any other legislation containing standard articles of association do not apply to the Company.

2.    In these Articles, except where the subject or context otherwise requires:

Act means the United Kingdom Companies Act 2006 including any modification or re-enactment of it for the time being in force;

allot, allotted and allotment mean, in relation to new shares, when they are set aside for the person they are intended for. When that person becomes the registered owner of the shares, the shares become issued shares;

ADR means an American depositary receipt issued by the ADR Depositary which evidences any number of ADSs;

ADR Depositary shall have the meaning given in Article 250;

ADS means an American depositary share, which represents one-tenth of a share in the Company;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

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the Board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certificated form shall be construed accordingly;

Circular means the shareholder circular published by the Company in relation to the US Listing dated 1 July 2020;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Companies Law means the Companies (Jersey) Law 1991 including any modification or re-enactment of it for the time being in force;

the Company means Ferguson plc, a company limited by shares, incorporated in Jersey on 8 March 2019 with registered number 128484;

Depositary Interest shall have the meaning given in Article 248;

DI Custodian shall have the meaning given in Article 248;

DI Depositary shall have the meaning given in Article 248;

Direct Registration System means a book-entry method of holding shares of the Company in uncertificated form;

director means a director of the Company;

Disclosure and Transparency Rules means the UK Disclosure Guidance and Transparency Rules in force from time to time relating to the disclosure of information in respect of financial instruments which have been admitted to trading on a regulated market or for which a request for admission to trading on such a market has been made, as published by the Financial Conduct Authority of the United Kingdom;

dividend means dividend or bonus;

DTC shall have the meaning given in Article 248;

DTC Participant means any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

FCA means the Financial Conduct Authority, acting in its capacity as the competent authority for the purposes of Part VI of FSMA and in the exercise of its functions in respect of the admission to listing on the Official List otherwise than in accordance with Part VI of FSMA;

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FSMA means the UK Financial Services and Markets Act 2000, as amended from time to time;

group means the Company and its subsidiary undertakings;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

Jersey means the Island of Jersey;

Listing Rules means the UK Listing Rules in force from time to time, as published by the FCA;

member means a member of the Company;

nominal amount and nominal value mean in respect of a share, the par value of such share;

office means the registered office of the Company;

Official List means the list maintained by the FCA acting in its capacity as the UK Listing Authority in accordance with Section 74(1) of the United Kingdom Financial Services and Markets Act 2000;

Operator has the meaning given to the expression “authorised operator” in the Regulations;

paid means paid or credited as paid;

poll means that, on a vote, the number of votes a member has will depend on the number of shares he or she owns;

recognised person means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 778 of the Act;

register means the register of members of the Company;

Regulations means the Companies (Uncertificated Securities) (Jersey) Order 1999 including any modification or re-enactment of them for the time being in force;

Relevant Member shall have the meaning given in Article 248;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of Articles 23 or 24 of the Companies Law;

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secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly;

United Kingdom means Great Britain and Northern Ireland; and

US Listing shall have the meaning given in Article 248.

3.    Where, in relation to a share, these Articles refer to a relevant system, the reference is to the relevant system in which that share is a participating security at the relevant time.

References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Companies Law or the Act (or if defined in both, in the Companies Law) have the same meaning as in the Companies Law or the Act as the case may be (but excluding any modification of the Companies Law or the Act not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Regulations have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment (including any statute, order, regulation or rules), whether of Jersey or the United Kingdom or otherwise, include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

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In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word Board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

For the purposes of Article 90 of the Companies Law, it is hereby specified that a resolution shall be a special resolution when it is passed by three-fourths of the members who (being entitled to do so) vote in person, or by proxy, at a general meeting of the Company or at a separate meeting of a class of members of the Company (as the case may be).

SHARE CAPITAL AND LIMITED LIABILITY

4.    The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

5.    Subject to the provisions of the Companies Law and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

6.    The Board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the Board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the Board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The Board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

7.    The Board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)

a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)	the bearer shall be entitled to attend and vote at general meetings; or

(c)	a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

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The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Law, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he or she would have if his or her name had been included in the register as the holder of the shares comprised in the warrant. The provisions of this Article 7 and of Article 6 are subject to the Companies Law.

8.    The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

9.    Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security. Subject to the Companies Law and the Regulations, the Board may lay down regulations not included in these Articles which (in addition to, or in substitution for, any provisions in these Articles):

(a)	apply to the issue, holding or transfer of shares in uncertificated form and/or the exercise of any rights in respect of or in connection with such shares;

(b)	set out (where appropriate) the procedures for conversion and/or redemption of shares in uncertificated form; and/or

(c)	the directors consider necessary or desirable in connection with the holding of shares in uncertificated form.

10.    Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)	is held in uncertificated form; or

(b)	is permitted in accordance with the Regulations to become a participating security.

11.    Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Law, the Regulations or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Law, the Regulations, these Articles and the facilities and requirements of the relevant system:

(a)

to require the holder of that uncertificated share by notice to change (or require the Operator to change or instruct the change of) that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

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(b)

to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)

to require the holder of that uncertificated share by notice to appoint any person to take any step, including, without limitation, the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice;

(d)

to require the Operator to take all such actions as the Company may be entitled to require the Operator to take pursuant to the Regulations, or otherwise request the Operator take any actions, with a view to converting that uncertificated share into certificated form; and

(e)

to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

12.    Authority to allot

12.1    Subject to the provisions of the Companies Law and these Articles (including the provisions of this Article 12 and Article 13 relating to the authority to allot, pre-emption rights and otherwise) and to any resolution passed by the Company and without prejudice to any rights attached to existing shares, the unissued shares of the Company (whether forming part of the original or any increased capital) and any shares held by the Company as treasury shares from time to time shall be at the disposal of the Board which may offer, allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and upon such terms as the Board may decide.

12.2    The Board shall be generally and unconditionally authorised to exercise all the powers of the Company to allot Equity Securities but, the authority conferred by this Article 12.2 must be exercised in accordance with the following provisions.

12.3    In respect of each Allotment Period, the Board shall be authorised under Article 12.2 of this Article to allot Equity Securities only up to an aggregate nominal amount equal to the Authorised Allotment Amount. The Authorised Allotment Amount in respect of an Allotment Period, for the purposes of the authority conferred pursuant to Article 12.2, shall be determined by ordinary resolution.

12.4    During each Allotment Period the Board shall be empowered to allot Equity Securities wholly for cash pursuant to and within the terms of the authority in Article 12.2 above:

(a)	in connection with a pre-emptive issue; and

(b)	otherwise than in connection with a pre-emptive issue, up to an aggregate nominal amount equal to the Non Pre-emptive Amount,

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as if Article 13 did not apply to any such allotment. The Non Pre-emptive Amount in respect of an Allotment Period, for the purposes of the authority conferred pursuant to Article 12.2, shall be determined by special resolution. For the avoidance of doubt, this Article 12.4 does not restrict the Board from allotting Equity Securities for a consideration that is wholly or partly otherwise than in cash.

12.5    The Board may, during any Allotment Period make offers or agreements (whether or not conditional) within the terms of the authority in Article 12.2 above which would, or might, require shares to be allotted or sold after the expiry of such Allotment Period. Any such allotment or sale shall count towards the Authorised Allotment Amount in existence during the Allotment Period in which the offer or agreement was made or entered into, notwithstanding the fact that the allotment or sale may not take place until after the expiry of such Allotment Period.

12.6    In this Article and in Articles 13 and 14:

(a)

a reference to the allotment of Equity Securities also includes the sale or transfer of Equity Securities in the Company that immediately before the sale or transfer are held by the Company as treasury shares;

(b)

the Allotment Period means the period ending on the date of the first annual general meeting of the Company or on 31 December 2019, whichever is earlier, or any other period (not exceeding 15 months on any occasion) for which the authority conferred by Article 12.2 is renewed by ordinary resolution of the Company in general meeting stating the Authorised Allotment Amount for such period;

(c)	the Authorised Allotment Amount for each Allotment Period shall be that stated in the relevant ordinary resolution in respect of such period or any increased amount fixed by ordinary resolution;

(d)	Equity Securities has the same meaning as defined in section 560 of the Act, as if the Company were a company incorporated in the United Kingdom to which such provisions apply;

(e)	the Non Pre-emptive Amount for each Allotment Period shall be stated in the relevant special resolution in respect of such period, or any increased amount fixed by special resolution;

(f)

Employee Share Schemes means any employee and/or executive incentive plan or scheme established (whether before or after the adoption of these Articles) for the benefit of employees and/or executives and/or their relations (as determined in accordance with such plans or schemes) of the Company and/or any of its direct or indirect subsidiaries (whether or not such plan or scheme is open to all employees, executives or relations or not) and which is operated either by the Company or any of its direct or indirect subsidiaries or by a third party on their behalf and under the terms of which employees and/or executives, and (if applicable) their relations may acquire and/or benefit from shares or any interest therein, whether directly, or pursuant to any option over shares granted to them or otherwise;

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(g)

pre-emptive issue means an offer of Equity Securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for Equity Securities and, if in accordance with their rights the Board so determines, holders of other Equity Securities of any class (whether by way of rights issue, open offer or otherwise) where the Equity Securities respectively attributable to the interests of ordinary shareholders or holders of other Equity Securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other Equity Securities, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange; and

(h)

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the aggregate nominal amount of such share or shares which may be allotted pursuant to such rights.

12.7    The Board may, at any time after the allotment of a share but before a person has been entered into the register as the holder of the share, recognise a renunciation of the share by the allottee in favour of another person and may grant to an allottee a right to effect a renunciation on such terms and conditions as the Board thinks fit.

13.    Pre-emptive rights

13.1    Subject to the provisions of Article 12 above and Article 13.1(b) below or unless otherwise authorised or approved by the Company by way of a special resolution, no unissued Equity Securities in the capital of the Company shall be allotted wholly for cash unless the following provisions are complied with:

(a)

all Equity Securities to be allotted (the relevant shares) shall first be offered on the same or more favourable terms to the holders (excluding any shares held by the Company as treasury shares) in proportion to their existing holdings of ordinary shares subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any territory or the requirements of any regulatory body or stock exchange;

(b)

such offer shall be made by written notice (the offer notice) from the Board specifying the number and price of the relevant shares and shall invite each holder to state in writing within a period not being less than 14 days, whether they are willing to accept any of the relevant shares and if so, the maximum number of relevant shares they are willing to take;

(c)

at the expiration of the period during which each holder may accept the relevant shares as specified in the offer notice, the Board shall allocate the relevant shares to or amongst the holders who have notified to the Board their willingness to accept any of the relevant shares but so that no holder shall be obliged to take more than the maximum number of shares notified by him or her under Article 13.1(b) above; and

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(d)

if any of the relevant shares are not accepted and remain unallocated pursuant to the offer under Article 13.1(a) above, the Board shall be entitled to allot, grant options over or otherwise dispose of such shares to any person in such manner as they see fit provided that those shares shall not be disposed of on terms which are more favourable than the terms of the offer pursuant to Article 13.1(a) above.

13.2    Article 13.1 shall not apply with respect to any Equity Securities or options which may be allotted or granted in accordance with the Company’s Employee Share Schemes or to the issue of Equity Securities pursuant to the exercise of any such options. For the avoidance of doubt, the provisions of Article 13.1 shall not apply to the allotment of any Equity Securities for a consideration that is wholly or partly otherwise than in cash and the Board may allot or otherwise dispose of any unissued shares or Equity Securities in the capital of the Company for a consideration that is wholly or partly otherwise than in cash to such persons at such time and generally on such terms as they see fit.

LISTING RULES AND DISCLOSURE AND TRANSPARENCY RULES

14.    If at any time the Company has any class of shares admitted to trading on the Official List, the Company shall, in relation to the adoption by the Company of Employee Share Schemes or long-term incentive schemes (as defined in the Listing Rules), comply with the provisions of Listing Rules 9.4.1 to 9.4.3 as if it were a company incorporated in the United Kingdom to which such provisions apply.

15.    For the purpose of Articles 16, 17 and 18:

(a)	Relevant Share Capital means the Company’s issued share capital of any class carrying rights to vote in all circumstances at general meetings of the Company, and for the avoidance of doubt:

(i)	where the Company’s share capital is divided into different classes of shares, references to Relevant Share Capital are to the issued share capital of each such class taken separately; and

(ii)

the temporary suspension of voting rights in respect of shares comprised in the issued share capital of the Company of any such class does not affect the application of Articles 16, 17 and 18 in relation to interests in those or any other shares comprised in that class;

(b)

interest means, in relation to the Relevant Share Capital, any interest of any kind whatsoever (including, without limitation, a short position) in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of interest a person shall be taken to have an interest in a share if:

(i)	he or she enters into a contract for its purchase by him or her (whether for cash or other consideration); or

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(ii)	not being the registered holder, he or she is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise or non-exercise of any such right; or

(iii)	he or she is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he or she has a right to call for delivery of the share to himself or herself or to his or her order; or

(v)	otherwise than by virtue of having an interest under a trust, he or she has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

(vi)	he or she has a right to subscribe for the share; or

(vii)

he or she is the holder, writer or issuer of derivatives (including options, futures, and contracts for difference) involving shares whether or not: (a) they are cash-settled only; (b) the shares are obliged to be delivered; or (c) the person in question holds the underlying shares absolutely or conditionally, whether legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(viii)	for the purpose of Article 15(b)(vii) above, a derivative shall, in relation to shares include:

(A)	rights, options or interests (whether described as units or otherwise) in, or in respect of , the shares;

(B)

contracts or arrangements, the purpose or pretended purpose of which is to secure or increase a profit or avoid or reduce a loss, wholly or party by reference to the price or value, or a change in the price or value of shares or any rights, options or interests under Article 15(b)(viii)(A) of this definition above;

(C)	rights options or interests (whether described as units or otherwise) in options or interests under, Article 15(b)(viii)(A) of this definition above;

(D)	instruments or other documents creating, acknowledging or evidencing any rights, options or interest or any contracts referred to in Articles 15(b)(viii)(A), (B) and (C) of this definition above; and

(E)	the right of a person to:

(I)	require another person to deliver the underlying shares; or

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(II)	receive from another person a sum of money if the price of the underlying shares increases or decreases;

(c)	a person is taken to be interested in any shares in which his or her spouse or any infant child or step-child of his or hers is interested; and infant means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a body corporate is interested in them and:

(i)	that body corporate or its directors are accustomed to act in accordance with his or her directions or instructions; or

(ii)	he or she is entitled to exercise or control or direct the exercise of one-third or more of the voting power at general meetings of the body corporate,

PROVIDED THAT:

(A)

where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a body corporate and that body corporate is entitled to exercise or control the exercise of any of the voting power at general meetings of another body corporate (the effective voting power) then, for purposes of sub-paragraph (ii) above, the effective voting power is taken as exercisable by that person; and

(B)

for purposes of this Article, a person is entitled to exercise or control the exercise of voting power if he or she has a right (whether subject to conditions or not) the exercise of which would make him or her so entitled or he or she is under any obligation (whether or not so subject) the fulfilment of which would make him or her so entitled;

(e)

a sale is an arm’s length sale if the Board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in section 435 of the United Kingdom Insolvency Act 1986) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

(f)

person appearing to be interested in any shares shall mean any person named in a response to a Disclosure Notice issued under Article 17 or otherwise notified to the Company by a member as being so interested or shown in any register or record kept by the Company under the Companies Law or otherwise as so interested or, taking into account a response or failure to respond in the light of the response to any other Disclosure Notice and any other relevant information in the possession of the Company, any person whom the Company knows or has reasonable cause to believe is or may be so interested;

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(g)

person with a 0.25 per cent. interest means a person who is shown in any register or record kept by the Company under the Companies Law or otherwise to hold, or to have an interest in, shares in the Company which comprise in total at least 0.25 per cent. in number or nominal value of the shares comprised in the Relevant Share Capital (calculated exclusive of any shares held as treasury shares) in issue at the date of service of the Restriction Notice (as defined in Article 18.1);

(h)

relevant period means (i) in the case of the obligation of each holder to comply with the notification obligations under the Disclosure and Transparency Rules pursuant to Article 16, the period required to make the relevant notification as provided under the relevant provision of the Disclosure and Transparency Rules and (ii) in relation to an obligation of any person required to give information pursuant to a Disclosure Notice issued under Article 17, a period of 14 days following service of a Disclosure Notice;

(i)	Relevant Restrictions mean in the case of a Restriction Notice served on a person with a 0.25 per cent. interest that:

(i)

the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the Company or at any separate general meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to general meetings;

(ii)	the Board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividends;

(iii)	the Board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale,

and in any other case mean only the restriction specified in sub-paragraph (i) above of this definition; and

(j)	Disclosure Notice means a notice in writing served by the Company under Article 17 requiring particulars of interests in shares or of the identity of person interested in shares.

16.    Disclosure and Transparency Rules

16.1    If at any time the Company has any class of shares admitted to trading on the Official List, the provisions of Chapter 5 of the Disclosure and Transparency Rules shall be deemed to be incorporated by reference into these Articles and each member must comply with the notification obligations to the Company contained therein including, without limitation, the provisions of DTR 5.1.2, as if the Company were a

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UK-Issuer (and not a non-UK Issuer) (in each case, as defined in DTR 5.1) for the purposes of these provisions. The vote holder and issuer notification rules shall apply, for the avoidance of doubt, to the Company as well as each holder of shares.

17.    Investigation of interest in shares

17.1    The Company may issue a Disclosure Notice requiring any person whom the Company knows or has reasonable cause to believe to be interested in shares comprised in the Relevant Share Capital or to have been so interested at any time during the three years immediately preceding the date on which the notice is issued:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	if he or she holds, or has during the time held, any such interest, to give such further information as may be required in accordance with the following provisions of this Article.

17.2    The notice may request the person to whom it is addressed:

(a)	to give particulars of his or her present or past interest in shares comprised in the Relevant Share Capital (held by him or her at any time during the three-year period mentioned in Article 17.1);

(b)

where the interest is a present interest and any other interest in the shares subsists, or in any case, where another interest in the shares subsisted during that three-year period at any time when his or her own interest subsisted, to give (so far as lies within his or her knowledge) such particulars with respect to that other interest as may be required by the notice including the identity of the persons interested in the shares in question; and

(c)

where his or her interest is a past interest, to give (so far as lies within his or her knowledge) particulars of the identity of the person who held that interest immediately upon his or her ceasing to hold it.

17.3    The information required by the notice must be given within the relevant period.

17.4    This Article applies in relation to a person who has or previously had, or is or was entitled to acquire, a right to subscribe for shares in the Company which would on issue be comprised in Relevant Share Capital as it applies in relation to a person who is or was interested in shares so comprised; and reference above in this Article to interest in shares so comprised and to shares so comprised shall be read accordingly in any such case as including any such right and shares which would on issue be so comprised.

17.5    The Company will keep a register of information received pursuant to this Article. The Company will within 3 days of receipt of such information enter in the register:

(a)	the fact that the requirement was imposed and the date it was imposed; and

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(b)	the information received in pursuance of the requirement.

The information must be entered against the name of the present holder of the shares in question or, if there is no present holder, or the present holder is unknown, against the name of the person holding the interest. All entries will be in chronological order. The register kept for these purposes will be available for inspection by members of the Company at the Company’s registered office or at any other place specified by the Board.

18.    Restriction Notices

18.1    Where the holder holding shares comprised in the Relevant Share Capital in the Company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with:

(a)	any of its obligations under Article 16 above (so far as the Company is, or has become, aware of such matter); or

(b)	any Disclosure Notice issued under Article 17 in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular,

the Company may give the holder a notice (Restriction Notice) to the effect that from the service of the Restriction Notice those shares will be subject to some or all of the Relevant Restrictions (as defined in Article 15(i)), and from service of the Restriction Notice those shares shall, notwithstanding any other provision of these Articles, be subject to those Relevant Restrictions accordingly. For the purpose of enforcing the Relevant Restrictions listed at Article 15(i), the Board may give notice to the relevant holder requiring the holder to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for so long as the Board requires. The notice may also state that the holder may not change any of the relevant shares held in certificated form to uncertificated form. If the holder does not comply with the notice, the Board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form.

18.2    If after the service of a Restriction Notice in respect of any shares the Board is satisfied that all information required by any Disclosure Notice or otherwise relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the Restriction Notice has been supplied, the Company shall, within seven days, cancel the Restriction Notice. The Board may at any time at its discretion cancel any Restriction Notice or exclude any shares from it. The Company shall cancel a Restriction Notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to any arm’s length sale.

18.3    Where any Restriction Notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he or she may direct.

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18.4    Any new shares in the Company issued in respect of, or as a result of a member holding, any shares subject to a Restriction Notice shall also be subject to the Restriction Notice, and the Board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the Restriction Notice when such shares are issued.

18.5    Any holder on whom a Restriction Notice has been served may at any time request the Company to give in writing the reason why the Restriction Notice has been served, or why it remains uncancelled, and within 14 days of receipt of such notice the Company shall give that information accordingly in such detail as the Board may determine at its discretion.

18.6    If a Disclosure Notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

19.    Subject to the provisions of the these Articles relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 20:

(a)	all shares for the time being in the capital of the Company shall be at the disposal of the Board; and

(b)

the Board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

20.    Subject to the provisions of the Companies Law, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The Board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

21.    The Company may exercise all powers of paying commissions or brokerage permitted by the Companies Law. Any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

22.    Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

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VARIATION OF RIGHTS

23.    Subject to the provisions of the Companies Law, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)

with the written consent of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the Board may approve by or on behalf of one or more holders, or a combination of both; or

(b)	with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

24.    For the purposes of Article 23, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)	the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)

the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by:

(c)	the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares; or

(d)	the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

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SHARE CERTIFICATES

25.    Every member, on becoming the holder of any certificated share (except where the Companies Law otherwise permits or requires) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him or her (and, on transferring a part of his or her holding of certificated shares of any class, to a certificate for the balance of his or her holding of certificated shares). He or she may elect to receive one or more additional certificates for any of his or her certificated shares if he or she pays a reasonable sum determined from time to time by the Board for every certificate after the first. Every certificate shall:

(a)	be executed under the seal or otherwise in accordance with Article 190 or in such other manner as the Board may approve; and

(b)	specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

26.    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

27.    Every share certificate sent in accordance with these Articles will be sent at the risk of the member or other person entitled to the share certificate. The Company shall not be responsible for any share certificate lost or delayed in the course of delivery.

LIEN

28.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The Board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

29.    The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

30.    To give effect to that sale the Board may, if the share is a certificated share, authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 11 to effect the

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sale of the share to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase money and his or her title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

31.    The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated or uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

32.    Subject to the terms of allotment, the Board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium), provided that there must be at least one calendar month between the payment date of two consecutive calls. Each member shall (subject to receiving at least one calendar month’s notice specifying when and where payment is to be made) pay to the Company the amount called on his or her shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine. A person on whom a call is made shall remain liable for calls made on him or her even if the shares in respect of which the call was made are subsequently transferred.

33.    A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

34.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

35.    If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the Board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the Board may in respect of any individual member waive payment of such interest wholly or in part.

36.    An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

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37.    Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

38.    The Board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him or her. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the Board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

39.    If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may give the person from whom it is due not less than seven clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

40.    If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. Where the forfeited share is held in certificated form, an entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

41.    Subject to the provisions of the Companies Laws, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit. Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person, the Board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 11. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

42.    A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is a certificated share, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the

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Company for all moneys which at the date of forfeiture were presently payable by him or her to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the Board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

43.    The Board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

44.    The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Laws.

45.    A declaration under oath by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his or her title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

46.    Without prejudice to any power of the Company to register as member a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

47.    The Board may, in its absolute discretion, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

48.    The Board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)

is lodged, duly stamped (if stampable), at the office or at another place appointed by the Board accompanied by the certificate for the share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

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(b)	is in respect of only one class of shares; and

(c)	is in favour of not more than four transferees.

49.    In the case of a transfer of a certificated share where, pursuant to the Companies Law, no share certificate was required to be issued in respect of such share, the lodging of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

50.    If the Board refuses to register a transfer of a share in certificated form, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company.

51.    No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

52.    The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

TRANSMISSION OF SHARES

53.    If a member dies, the survivor or survivors where he or she was a joint holder, and his or her personal representatives where he or she was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his or her interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him or her.

54.    A person becoming entitled by transmission to a share may, on production of any evidence as to his or her entitlement properly required by the Board, elect either to become the holder of the share or to have another person nominated by him or her registered as the transferee. If he or she elects to become the holder he or she shall send notice to the Company to that effect. If he or she elects to have another person registered and the share is a certificated share, he or she shall execute an instrument of transfer of the share to that person. If he or she elects to have himself or herself or another person registered and the share is an uncertificated share, he or she shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or herself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

55.    The Board may at any time send a notice requiring any such person to elect either to be registered himself or herself or to transfer the share. If the notice is not complied with within 60 days, the Board may, after the expiry of that period, withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

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56.    A person becoming entitled by transmission to a share shall, on production of any evidence as to his or her entitlement properly required by the Board and subject to the requirements of Article 54, have the same rights in relation to the share as he or she would have had if he or she were the holder of the share, subject to Article 200. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he or she shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

57.    All shares created by an increase of the Company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be:

(a)	subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission; and

(b)	ordinary shares, unless otherwise provided by these Articles, by the resolution creating the shares or by the terms of allotment of the shares.

58.    Whenever any fractions arise as a result of a consolidation or sub-division of shares, the Board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the Board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Law, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the Board may authorise (and the relevant transferring member hereby appoints) some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale. Alternatively, without limitation, where the number of shares held by a member on a consolidation is not an exact multiple of the shares to be consolidated, the Board may issue to that member, credited as fully paid up, the minimum number of shares required to round up his or her holding to the required multiple. This issue will be by way of capitalisation of reserves and the amount required to pay up the shares can at the discretion of the Board be taken from any of the Company’s reserves or the profit and loss account and can be capitalised by applying it in paying up the shares.

GENERAL MEETINGS

59.    The Board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Law.

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60.    All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that, in the case of separate general meetings of the holders of any class of shares in the capital of the Company:

(a)

the necessary quorum shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his or her holding, who shall be deemed to constitute a meeting;

(b)	any holder of shares of the class present in person or by proxy may demand a poll; and

(c)	each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him or her.

For the purposes of this Article, where a person is present by proxy or proxies, he or she is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights.

61.    The Board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Law, the Board shall promptly convene a general meeting in accordance with the requirements of the Companies Law and these Articles. If there are insufficient directors in the location of the general meeting to call a general meeting any director of the Company may call a general meeting, but where no director is willing or able to do so, any two members of the Company may summon a meeting for the purpose of appointing one or more directors.

NOTICE OF GENERAL MEETINGS

62.    An annual general meeting shall be called by at least 21 clear days’ notice. Subject to the provisions of the Companies Law, all other general meetings may be called by at least 14 clear days’ notice.

63.    Subject to the provisions of the Companies Law, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director, provided that holders of partly-paid shares shall only be entitled to notice of a general meeting if a resolution has been proposed which: (i) directly and adversely affects the rights of those shares; or (ii) is for the winding up of the Company; or (iii) involves the repayment or distribution of capital to ordinary members. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

64.    Subject to the provisions of the Companies Law, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 74, which shall be identified as such in the notice) and the general nature of the business to be dealt with.

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65.    In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

66.    The notice shall include details of any arrangements made for the purpose of Article 76 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

67.    Members representing at least five per cent. of the total voting rights of all members who have a right to vote on the resolution at the annual general meeting to which the request relates, or not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, may require the Company to circulate, to members of the Company entitled to receive notice of the next annual general meeting, notice of a resolution which may be properly moved and is intended to be moved at that meeting, and if so required the Company shall, unless the resolution:

(a)	would, if passed, be ineffective (whether by reason of inconsistency with any enactment or the Company’s constitution or otherwise);

(b)	is defamatory of any person; or

(c)	is frivolous or vexatious,

give such notice in the same manner as set out in the provisions of sections 339(1) to 339(3) of the Act as if it were a company incorporated in the United Kingdom to which such provisions apply.

68.    A request by the members under Article 67 may be in hard copy or in electronic form and must:

(a)	identify the resolution of which notice is to be given;

(b)	be authenticated by the person or persons making it; and

(c)	be received by the Company at least six weeks before the annual general meeting to which the request relates, or if later the time at which notice is given of that meeting.

69.    Where so requested by members representing at least five per cent. of the total voting rights of all holders who have a relevant right to vote, or by not less than 100 members who have a relevant right to vote and who hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall circulate, to holders of the Company entitled to receive notice of a general meeting, a statement of not more than 1,000 words with respect to:

(a)	a matter referred to in a proposed resolution to be dealt with at that meeting; or

(b)	other business to be dealt with at that meeting.

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70.    A request by the members under Article 69 may be in hard copy or in electronic form and must:

(a)	identify the statement to be circulated;

(b)	be authenticated by the person or persons making it; and

(c)	be received by the Company at least one week before the meeting to which it relates.

71.    In Articles 67 and 69:

relevant right to vote means:

(a)	in relation to a statement with respect to a matter referred to in a proposed resolution, a right to vote on that resolution at a meeting to which the requests relate; and

(b)	in relation to any other statement, a right to vote at the meeting to which the requests relate.

72.    A holder shall have the right to nominate another person, on whose behalf he or she holds shares, to enjoy information rights (as such term is defined in section 146 of the Act). The nominated person shall have the same rights as those contained in the provisions of sections 146 to 149 (other than section 147(4)) of the Act, and the Company shall comply with all its obligations in respect of such information rights granted to nominated person as if it were a company incorporated in the United Kingdom to which such provisions of the Act apply provided that:

(a)	references to accounts, reports or other documents shall be construed as references to the corresponding documents (if any) under the Companies Law;

(b)	references to section 1145 of the Act shall not include sections 1145(4) and 1145(5);

(c)	section 147(4) shall be replaced by the provisions of Articles 232 to 235 with reference to “member” in those Articles being replaced by “nominated person”; and

(d)

references to “bankruptcy” in section 148(4) shall include bankruptcy as defined in the Interpretation (Jersey) Law 1954 and references to “winding up” shall include winding up under Part 21 of the Companies Law.

73.    Where so requested in the manner set out in section 527(4) of the Act by holders representing at least five per cent. of the total voting rights of all the holders who have a right to vote at the general meeting at which the Company’s annual accounts are laid, or by at least 100 holders who have such right to vote and hold shares in the Company on which there has been paid up an average sum, per member, of at least £100, the Company shall publish on its website a statement setting out any matter relating to the audit of the Company’s accounts or any circumstances connected with an auditor of the

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Company ceasing to hold office, and the Company shall comply with all the obligations relating to the publication of such statement contained in the provisions of sections 527 to 529 (other than section 527(5) and excluding the reference to “See also section 153 (exercise of rights where shares are held on behalf of others)” in section 527(2)) of the Act as if it were a company incorporated in the United Kingdom to which such provisions apply, provided always that the Company shall not be required to comply with the obligation set out in section 527(1) of the Act where the Board believes in good faith that the rights conferred by this article are being abused.

74.    The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)	participate in the business for which the meeting has been convened;

(b)

hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)	be heard and seen by all other persons so present in the same way.

The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

75.    If it appears to the chair of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 74, then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 87 shall apply to that adjournment.

76.    The Board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

77.    The Board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to

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Article 76 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he or she shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 76. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

78.    If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 74 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 74 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 74 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)

no new notice of the meeting need be sent, but the Board shall, if practicable, advertise the date, time and place of the meeting in at least two national newspapers and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)

a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the address or to such other place as may be specified by or on behalf of the Company in accordance with Article 108(a) or, if in electronic form, be received at the address (if any) specified by, or on behalf of, the Company in accordance with Article 108(b), at any time not less than 48 hours before the postponed time appointed for holding the meeting provided that the Board may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

79.    For the purposes of Articles 74, 75, 76, 77 and 78, the right of a member to participate in the business of any general meeting shall include, without limitation, the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Law or these Articles to be made available at the meeting.

80.    The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Law or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Law or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

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81.    The Board and, at any general meeting, the chair of the general meeting may make any arrangement and impose any requirement or restriction it or he or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chair are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

PROCEEDINGS AT GENERAL MEETINGS

82.    No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chair of the meeting, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, three qualifying persons present at a meeting and entitled to vote on the business to be dealt with are a quorum, unless:

(a)

each is a qualifying person only because he or she is authorised under the Companies Law to act as a representative of a corporation in relation to the meeting, and they are representatives of the same corporation; or

(b)	each is a qualifying person only because he or she is appointed as proxy of a member in relation to the meeting, and they are proxies of the same member.

For the purposes of this Article a qualifying person means (i) an individual who is a member of the Company, (ii) a person authorised under the Companies Law to act as a representative of the corporation in relation to the meeting, or (iii) a person appointed as proxy of a member in relation to the meeting.

83.    If such a quorum is not present within 30 minutes (or such longer time not exceeding one hour as the chair of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chair of the meeting may, subject to the provisions of the Companies Law, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

84.    The chair, if any, of the Board or, in his or her absence, any deputy chair of the Company or, in his or her absence, some other director nominated by the Board, shall preside as chair of the meeting. If neither the chair, deputy chair nor such other director (if any) is present within 15 minutes after the time appointed for holding the meeting or is not willing to act as chair, the directors present shall elect one of their number to be chair. If there is only one director present and willing to act, he or she shall be chair. If no director is willing to act as chair, or if no director is present within 15 minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person to be chair.

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85.    A director shall, notwithstanding that he or she is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

86.    The chair of the meeting may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 75), the chair may adjourn the meeting to another time and place without such consent if it appears to him or her that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

87.    Any such adjournment may, subject to the provisions of the Companies Law, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chair of the meeting may, in his or her absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 108 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chair or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 108(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 74 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

88.    If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)

at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is

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not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)	the chair in his or her absolute discretion decides that the amendment may be considered and voted on.

89.    A resolution put to the vote of a general meeting shall be decided on a show of hands unless before, or on the declaration of the result of, a vote on the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded, or the notice of the relevant general meeting states that resolutions put to the vote of that general meeting shall be decided on a poll. Subject to the provisions of the Companies Law, a poll may be demanded by:

(a)	the chair of the meeting; or

(b)	(except on the election of the chair of the meeting or on a question of adjournment) at least three members present in person or by proxy having the right to vote on the resolution; or

(c)

any member or members present in person or by proxy representing not less than 10% of the total voting rights of all the members having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

(d)

any member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right (excluding any shares conferring a right to vote on the resolution which are held as treasury shares).

The appointment of a proxy to vote on a matter at a meeting authorises the proxy to demand, or join in demanding, a poll on that matter. In applying the provisions of this Article, a demand by a proxy counts (i) for the purposes of paragraph (b) of this Article, as a demand by the member, (ii) for the purposes of paragraph (c) of this Article, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and (iii) for the purposes of paragraph (d) of this Article, as a demand by a member holding the shares to which those rights are attached.

90.    Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chair of the meeting that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

91.    The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chair of the meeting. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If the demand for a poll is withdrawn, the chair or any other member entitled may demand a poll.

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92.    Subject to Article 93, a poll shall be taken as the chair of the meeting directs and he or she may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

93.    A poll demanded on the election of a chair of the meeting, or on a question of adjournment, or where the notice of the relevant general meeting states that resolutions put to the vote of that general meeting shall be decided on a poll, shall be taken immediately. A poll demanded on any other question shall be taken either at the meeting or at such time and place as the chair directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

94.    No notice need be sent of a poll not taken at the meeting at which it is demanded if the time and place at which it is to be taken are announced at the meeting. In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

95.    Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

96.    The members may require the Board to obtain an independent report on any poll taken, or to be taken, at a general meeting of the Company in accordance with the provisions of sections 342 to 349 and sections 351 to 353 of the Act (excluding sections 343(4), 343(5), 343(5), 349(4), 351(3), 351(4) and the reference to “See also section 153 (exercise of rights where shares are held on behalf of others)” in section 342(2)), and if so required the Company shall comply with such provisions as if it were a company incorporated in the United Kingdom to which such provisions apply provided that references to sections 325 and 326 of the Act contained in section 347 of the Act shall be construed as references instead to Article 96(2) and Article 96(5) of the Companies Law respectively.

VOTES OF MEMBERS

97.    Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a show of hands:

(a)	every member who is present in person shall have one vote;

(b)	subject to paragraph (c), every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote;

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(c)	a proxy has one vote for and one vote against the resolution if:

(i)	the proxy has been duly appointed by more than one member entitled to vote on the resolution, and

(ii)	the proxy has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it.

98.    Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he or she is the holder.

99.    In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

100.    A member in respect of whom an order has been made by a court or official having jurisdiction (whether in Jersey or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his or her receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may, on a show of hands or on a poll, vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

101.    No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him or her unless all moneys presently payable by him or her in respect of that share have been paid.

102.    If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair of the meeting, it is of sufficient magnitude to vitiate the result of the voting.

103.    No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chair of the meeting whose decision shall be final and conclusive.

104.    On a poll, a member entitled to more than one vote need not, if he or she votes, use all his or her votes or cast all the votes he or she uses in the same way.

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PROXIES AND CORPORATE REPRESENTATIVES

105.    The appointment of a proxy shall be made in writing and shall be in any usual form or in any other form which the Board may approve. Subject thereto, the appointment of a proxy may be:

(a)	in hard copy form; or

(b)	in electronic form, to the electronic address provided by the Company for this purpose.

106.    The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

107.    The Board may, if it thinks fit, but subject to the provisions of the Companies Law, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the Board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

108.    Without prejudice to Article 78(b) or to the second sentence of Article 87, the appointment of a proxy shall:

(a)	if in hard copy form, be delivered by hand or by post to the office or such other place as may be specified by or on behalf of the Company for that purpose:

(i)	in the notice convening the meeting; or

(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 78) at which the person named in the appointment proposes to vote; or

(b)

if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to the provisions of the Companies Law or these Articles or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)	in the notice convening the meeting; or

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(ii)	in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)	on a website that is maintained by or on behalf of the Company and identifies the Company; or

(v)

not less than 48 hours before the time appointed for holding the meeting or adjourned meeting (or any postponed time appointed for holding the meeting pursuant to Article 78) at which the person named in the appointment proposes to vote; or

(c)

in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(d)

if in hard copy form, where a poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chair of the meeting or to the secretary or to any director.

In calculating the periods mentioned in this Article, the Board may specify, in any case, that no account shall be taken of any part of a day that is not a working day.

109.    Subject to the provisions of the Companies Law, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)	the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)

that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include a copy of such authority certified notarially or in some other way approved by the Board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

110.    A proxy appointment which is not delivered or received in accordance with Article 108 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Law, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

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111.    A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

112.    The Company shall not be required to check whether a proxy or corporate representative votes in accordance with any instructions given by the member by whom he or she is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

113.    Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him or her to exercise his or her powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company.

114.    The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)	whether he or she counts in deciding whether there is a quorum at a meeting;

(b)	the validity of a poll demanded by him or her at a meeting; or

(c)	the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place as may be specified by or on behalf of the Company in accordance with Article 108(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 108(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

NUMBER OF DIRECTORS

115.    Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than two but shall not be subject to any maximum in number.

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APPOINTMENT AND RETIREMENT OF DIRECTORS

116.    At every annual general meeting one-third of the directors at the date of the notice convening the annual general meeting or, if their number is not three or a multiple of three, the number nearest to one-third shall retire from office; but if any director has at the start of the annual general meeting been in office for three years or more since his or her last appointment or re-appointment, he or she shall retire at that annual general meeting.

117.    Subject to the provisions of the Companies Law and these Articles, the directors to retire by rotation shall be, first, those who wish to retire and not be re-appointed to office and, second, those who have been longest in office since their last appointment or re-appointment. As between persons who became or were last re-appointed directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting. No director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the directors after the date of the notice but before the close of the meeting.

118.    If the Company does not fill the vacancy at the meeting at which a director retires by rotation or otherwise, the retiring director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the director is put to the meeting and lost. If a retiring director is re-appointed he or she is treated as having remained a director continuously.

119.    No person other than a retiring director shall be appointed a director at any general meeting unless:

(a)	he or she is recommended by the Board; or

(b)

not less than seven nor more than 21 days before the date appointed for the meeting, notice by a member qualified to vote at the meeting (not being the person to be proposed) has been received by the Company of the intention to propose that person for appointment stating the particulars which would, if he or she were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of his or her willingness to be appointed.

120.    If, notwithstanding Articles 116 and 117, all directors retire at an annual general meeting and:

(a)	any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as directors are put to the annual general meeting and lost, and

(b)	at the end of that meeting the number of directors is fewer than any minimum number of directors required under Article 116,

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all retiring directors who stood for re-appointment at that meeting (the Retiring Directors) shall be deemed to have been re-appointed as directors and shall remain in office, but the Retiring Directors may only:

(i)	act for the purpose of filling vacancies and convening general meetings of the Company; and

(ii)	perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations,

but not for any other purpose.

121.    Where Article 120 applies, the Retiring Directors shall convene a general meeting as soon as reasonably practicable following the annual general meeting referred to in Article 121, and they shall retire from office at that meeting. If at the end of any meeting convened under this Article the number of directors is fewer than any minimum number of directors required under Article 116, the provisions of Article 121 and this Article shall also apply to that meeting.

122.    Except as otherwise authorised by the Companies Law, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

123.    Subject as aforesaid, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director and may also determine the rotation in which any additional directors are to retire. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

124.    The Board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Irrespective of the terms of his or her appointment, a director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, he or she shall vacate office at its conclusion.

125.    A director who retires at an annual general meeting may, if willing to act, be re-appointed. If he or she is not re-appointed, he or she shall (unless Article 121 applies) retain office until the meeting appoints someone in his or her place, or if it does not do so, until the end of the meeting.

126.    A director shall not be required to hold any shares in the capital of the Company by way of qualification.

ALTERNATE DIRECTORS

127.    Any director (other than an alternate director) may appoint any other director, or any other person approved by resolution of the Board and willing to act, to be an alternate director and may remove from office an alternate director so appointed by him or her.

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128.    An alternate director shall be entitled to receive notice of all meetings of the Board and of all meetings of committees of the Board of which his or her appointor is a member, to attend and vote at any such meeting at which his or her appointor is not personally present, and generally to perform all the functions of his or her appointor (except as regards power to appoint an alternate) as a director in his or her absence.

129.    A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the Board or any committee of the Board to one vote for every director whom he or she represents (and who is not present) in addition to his or her own vote (if any) as a director, but he or she shall count as only one for the purpose of determining whether a quorum is present.

130.    An alternate director may be repaid by the Company such expenses as might properly have been repaid to him or her if he or she had been a director but shall not be entitled to receive any remuneration from the Company in respect of his or her services as an alternate director except such part (if any) of the remuneration otherwise payable to his or her appointor as such appointor may by notice to the Company from time to time direct. An alternate director shall be entitled to be indemnified by the Company to the same extent as if he or she were a director.

131.    An alternate director shall cease to be an alternate director:

(a)

if his or her appointor ceases to be a director; but, if a director retires by rotation or otherwise but is re-appointed or deemed to have been re-appointed at the meeting at which he or she retires, any appointment of an alternate director made by him or her which was in force immediately prior to his or her retirement shall continue after his or her re-appointment; or

(b)	on the happening of any event which, if he or she were a director, would cause him or her to vacate his or her office as director; or

(c)	if he or she resigns his or her office by notice to the Company.

132.    Any appointment or removal of an alternate director shall be by notice to the Company by the director making or revoking the appointment and shall take effect in accordance with the terms of the notice (subject to any approval required by Article 127) on receipt of such notice by the Company which shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose.

133.    Except as otherwise expressly provided in these Articles, an alternate director shall be deemed for all purposes to be a director. Accordingly, except where the context otherwise requires, a reference to a director shall be deemed to include a reference to an alternate director. An alternate director shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the director appointing him or her.

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POWERS OF THE BOARD

134.    Subject to the provisions of the Companies Law and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Board by these Articles. A meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

135.    The Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

DELEGATION OF POWERS OF THE BOARD

136.    The Board may delegate any of its powers to any committee consisting of one or more persons (who need not be directors). The Board may also delegate to any person (who need not be a director) such of its powers as the Board considers desirable to be exercised by him or her. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more persons (whether or not directors, and whether or not acting as a committee) all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered. Subject to any conditions imposed by the Board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

137.    The Board may establish local or divisional boards or agencies for managing any of the affairs of the Company and may appoint any persons (who need not be directors) to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The Board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the Board may decide. The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

138.    The Board may establish one or more administrative committees, not being committees of the Board, consisting of one or more persons (who need not be directors) for the purposes of exercising any administrative functions of the Company. The provisions of Articles 136 and 137 shall not apply to any administrative committee so established, and the terms of reference of any such administrative committee shall be as determined by, and the proceedings of any such administrative committee shall be undertaken in accordance with any regulations established by, the Board.

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139.    The Board may, by power of attorney or otherwise, appoint any person (whether or not a director) to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and on such conditions as the Board determines, including without limitation authority for the agent to delegate all or any of his or her powers, authorities and discretions, and may revoke or vary such delegation.

140.    The Board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

BORROWING POWERS OF THE BOARD

141.    Subject to legislation and these Articles, the Board can exercise all of the Company’s powers relating to borrowing money, giving security over all or any of the Company’s business and activities, property, assets (present and future) and uncalled capital, and issuing debentures and other securities.

142.    The Board will limit the Company’s Net Borrowings (as that term is defined in Article 143) and, so far as it is able, that of the Company’s subsidiary undertakings. Together the Company and its subsidiary undertakings are known as the Group. The Board will not allow the Net Borrowings of the Group to exceed two times the Group’s Adjusted Capital and Reserves (as that term is defined in Article 147) unless the members have passed an ordinary resolution allowing it. Any borrowings owed by one member of the Group to another will not be taken into account unless specifically provided for in this Article.

143.    For the purposes of Article 142, Net Borrowings means Gross Borrowings less Cash (as those terms are defined in Articles 144 and 145 respectively).

144.    For the purposes of Article 143, the Group’s Gross Borrowings will include all borrowings and in addition:

(a)	the principal amount of any money borrowed in which no member of the Group has a beneficial interest but for which the payment or repayment is guaranteed by a member of the Group;

(b)

the principal amount outstanding of any debentures (whether secured or unsecured) issued by any Group member in which no member of the Group has a beneficial interest in the principal, regardless of whether some or all of it is or was issued for a consideration other than cash; and

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(c)

the amount outstanding under any acceptance credits opened for any member of the Group which are acceptance credits which are not acceptances of trade bills for the purchases of goods in the ordinary course of business, but will specifically exclude:

(d)	any fixed or minimum premium which is payable on final repayment of any borrowing (or deemed borrowing) other than a premium payable on the redemption of deep-discount bonds;

(e)	amounts borrowed to repay all or part of other borrowings of any member of the Group within six months during that six month period;

(f)	amounts which are due or become due under any leases or leasing arrangements;

(g)

a proportion of money borrowed by a subsidiary undertaking which is not fully owned by the Company. The proportion excluded will be equivalent to the percentage share of the equity share capital of the borrower which is not held, directly or indirectly, by the Company; and

(h)

all amounts borrowed to the extent that they are used in the ordinary course of business to make loans to third parties where those loans are directly or indirectly secured against real property or an interest in real property.

145.    For the purposes of Article 143, Cash will include cash at the bank, cash in hand or cash on deposit and any marketable instruments in which the Group’s funds are invested and any other items to be treated as cash in accordance with the generally accepted accounting principles used by the Group in the preparation of its most recent consolidated audited accounts, but excluding any funds held for the purposes described in Article 144(e).

146.    Any foreign currency amounts will be translated into the functional currency used by the Group in its most recent consolidated audited accounts when calculating Net Borrowings. When setting the exchange rate the Board will use the rate of exchange in London on any convenient day not more than seven days before the day on which the calculation is made. However, the Board can use the rate of exchange in London six months before the calculation date if such calculation means that the total amount of borrowings is less. The rate of exchange used for both of these calculations is the middle market rate on the relevant day at the close of business in London.

147.    The Company’s Adjusted Capital and Reserves will be established by starting with amounts taken from the Group’s latest audited consolidated balance sheet (such amounts being those described in Article 148) and then making the adjustments set out in Article 149.

148.    For the purposes of establishing the Company’s Adjusted Capital and Reserves in accordance with Article 147, the amounts taken from the Group’s latest audited consolidated balance sheet shall consist of:

(a)	the amount paid up on the Company’s issued share capital; and

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(b)

the amount of the Group’s consolidated capital and revenue reserves (including any share premium account, capital redemption reserve, any surplus arising on a revaluation of assets and the balance on the Group’s consolidated profit and loss account and other reserves),

(except in each case to the extent that deductions or adjustments have already been made).

149.    For the purposes of establishing the Company’s Adjusted Capital and Reserves in accordance with Article 147, the total amount taken from the Group’s latest consolidated balance sheet (in accordance with Article 148) shall then be adjusted as may be appropriate to take account of:

(a)

any change in the amount paid up on the Company’s issued share capital, or the amount of the Group’s consolidated capital and revenue reserves since the date of the Group’s latest audited consolidated balance sheet;

(b)

any distributions (other than normal preference dividends and interim dividends paid in each case out of profits earned since the date of the latest audited consolidated balance sheet) in cash or non-cash made, recommended or declared from the capital and revenue reserves or profit and loss account since the date of the latest audited consolidated balance sheet and for which no provision was made in that balance sheet; and

(c)	anything else which the Board and the auditors consider should be reflected,

(except to the extent that deductions or adjustments have already been made).

150.    For the purposes of Article 149, shares which are allotted will be treated as issued; shares called up or payable within six months will be treated as already paid; and where any share issue for cash has been unconditionally underwritten but not yet paid up, the proceeds of the issue will be treated as having been paid and the shares will be treated as having been issued if the moneys are due within six months of allotment.

151.    A certificate from the auditors relating to the amount of the Adjusted Capital and Reserves will be conclusive and binding on all concerned. The Board can rely on an estimate of the Adjusted Capital and Reserves made in good faith and, if as a result the borrowing limit is inadvertently exceeded, then the excess can be disregarded for three months after the Board learns that the limit has been exceeded.

152.    No person dealing with the Company or any of its subsidiary undertakings need be concerned whether the borrowing limit is observed. Borrowings incurred or security given in breach of the borrowing limit will not be invalid or ineffective unless the lender or the recipient of the security had express notice, when the borrowings were incurred or the security given, that the limit had been or would as a result be breached.

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DISQUALIFICATION AND REMOVAL OF DIRECTORS

153.    A person ceases to be a director as soon as:

(a)	that person ceases to be a director by virtue of any provision of the Companies Law or is prohibited from being a director by law;

(b)	a bankruptcy order is made against that person;

(c)	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)

a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)

notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms, or his or her office as a director is vacated pursuant to Article 124;

(f)

that person has been absent for more than six consecutive months without permission of the Board from meetings of the Board held during that period and his or her alternate director (if any) has not attended in his or her place during that period and the Board resolves that his or her office be vacated; or

(g)

that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director, (i) an alternate director appointed by him or her acting in his or her capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him or her and acting in his or her capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.

154.    The Company may by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he or she may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his or her removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article. Any person so appointed shall, for the purpose of determining the time at which he or she or any other director is to retire by rotation, be treated as if he or she had become a director on the day on which the director in whose place he or she is appointed was last elected a director. In default of such appointment the vacancy arising on the removal of a director from office may be filled as a casual vacancy.

155.    When a director stops being a director for any reason, he or she will automatically stop being a member of any Board committee or sub-committee which he or she was previously a member of.

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156.    The provisions contained in sections 215 to 221 of the Act in relation to payments made to directors (or a person connected to such directors) for loss of office (and the circumstances in which such payments would require the approval of members) shall apply to the Company and the Company shall comply with such provisions as if it were a company incorporated in the United Kingdom to which such provisions apply, notwithstanding sections 217(4)(a), 218(4)(a), and 219(6)(a) of such provisions.

NON-EXECUTIVE DIRECTORS

157.    Subject to the provisions of the Companies Law, the Board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his or her services to the Company. Subject to Articles 158 and 159, any such agreement or arrangement may be made on such terms as the Board determines.

158.    The ordinary remuneration of the directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles) shall not exceed in aggregate £1,500,000 per annum or such higher amount as the Company may from time to time by ordinary resolution determine. Subject thereto, each such director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board.

159.    Any director who does not hold executive office and who performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of Article 158) be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the Board may determine.

DIRECTORS’ EXPENSES

160.    The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

161.    Subject to the provisions of the Companies Law, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his or her employment by the Company or for the provision by him or her of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including, without limitation, terms as to remuneration, as the Board determines. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

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162.    Any appointment of a director to an executive office shall terminate if he or she ceases to be a director but without prejudice to any rights or claims which he or she may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his or her appointment to such executive office terminates.

163.    The emoluments of any director holding executive office for his or her services as such shall be determined by the Board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or her or his or her dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS’ INTERESTS

164.    A Director must avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. This duty is not infringed if the matter has been authorised by the Directors. The Board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director as described above, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)	any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)	the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The Board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The Board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

165.    Provided that he or she has disclosed to the Board the nature and extent of his or her interest which he or she is required to disclose pursuant to Article 75 of the Companies Law and these Articles a director notwithstanding his or her office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

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(b)

may act by himself or herself or his or her firm in a professional capacity for the Company (otherwise than as auditor) and he or she or his or her firm shall be entitled to remuneration for professional services as if he or she were not a director; and

(c)	may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)	in which the Company is (directly or indirectly) interested as member or otherwise; or

(ii)	with which he or she has such a relationship at the request or direction of the Company.

166.    A director shall not, by reason of his or her office, be accountable to the Company for any remuneration or other benefit which he or she derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)	the acceptance, entry into or existence of which has been approved by the Board pursuant to Article 164 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)	which he or she is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 165;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his or her duties as a director of the Company.

167.    Any disclosure required by Article 165 may be made at a meeting of the Board, by notice in writing or by general notice or otherwise in accordance with Article 75 of the Companies Law. A declaration in relation to an interest of which the director is not aware, or where the director is not aware of the transaction or arrangement in question, is not required. For this purpose, a director is treated as being aware of matters of which he or she ought reasonably to be aware.

168.    A director shall be under no duty to the Company with respect to any information which he or she obtains or has obtained otherwise than as a director of the Company and in respect of which he or she owes a duty of confidentiality to another person. However, to the extent that his or her relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the Board pursuant to Article 164. In particular, the director shall not be in breach of the general duties he or she owes to the Company because he or she fails:

(a)	to disclose any such information to the Board or to any director or other officer or employee of the Company; and/or

(b)	to use or apply any such information in performing his or her duties as a director of the Company.

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169.    Where the existence of a director’s relationship with another person has been approved by the Board pursuant to Article 164 and his or her relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he or she owes to the Company because he:

(a)

absents himself or herself from meetings of the Board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)

makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he or she reasonably believes such conflict of interest or possible conflict of interest subsists.

170.    The provisions of Articles 168 and 169 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)	disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)

attending meetings or discussions or receiving documents and information as referred to in Article 169, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles or the law.

GRATUITIES, PENSIONS AND INSURANCE

171.    The Board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his or her family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he or she ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

172.    Without prejudice to the provisions of Article 247, the Board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)

a director, officer, employee or auditor of the Company or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

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(b)	a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested, including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his or her duties or in the exercise or purported exercise of his or her powers or otherwise in relation to his or her duties, powers or offices in relation to the relevant body or fund.

173.    No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

174.    The Board is hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary undertaking. Any such provision shall be made by a resolution of the Board in accordance with section 247 of the Act as if the Company were a company incorporated in the United Kingdom to which such provisions apply.

PROCEEDINGS OF THE BOARD

175.    Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the Board by giving notice of the meeting to each director. Notice of a Board meeting shall be deemed to be given to a director if it is given to him or her personally or by word of mouth or sent in hard copy form to him or her at his or her last known address or such other address (if any) as may for the time being be specified by him or her or on his or her behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or her or on his or her behalf to the Company for that purpose. A director may also request the Board that notices of Board meetings shall be sent in hard copy form or in electronic form to any temporary address for the time being specified by him or her or on his or her behalf to the Company for that purpose, but if no such request is made to the Board, it shall not be necessary to send notice of a Board meeting to any director who is for the time being absent from the usual address specified to the Company for the purpose of providing notices to that director. No account is to be taken of directors absent from the usual address specified to the Company for the purpose of providing notices to that director when considering the adequacy of the period of notice of the meeting. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chair of the Board shall have a second or casting vote. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the Board so determines and any such determination may be retrospective.

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176.    The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two. A person who holds office only as an alternate director may, if his or her appointor is not present, be counted in the quorum. Any director who ceases to be a director at a Board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the Board meeting if no director objects.

177.    The continuing directors or a sole continuing director may, unless Article 121 applies, act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

178.    The Board may appoint one of their number to be the chair, and one of their number to be the deputy chair, of the Board and may at any time remove either of them from such office. Unless he or she is unwilling to do so, the director appointed as chair, or in his or her stead the director appointed as deputy chair, shall preside at every meeting of the Board at which he or she is present. If there is no director holding either of those offices, or if neither the chair nor the deputy chair is willing to preside or neither of them is present within ten minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chair of the meeting.

179.    All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a director or alternate director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or alternate director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director or, as the case may be, an alternate director and had been entitled to vote.

180.    A resolution in writing agreed to by all the directors entitled to receive notice of a meeting of the Board or of a committee of the Board (not being less than the number of directors required to form a quorum of the Board) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held. For this purpose:

(a)

a director signifies his or her agreement to a proposed written resolution when the Company receives from him or her a document indicating his or her agreement to the resolution authenticated in the manner permitted by the Act for a document in the relevant form (as if the Company were a company incorporated in the United Kingdom to which such provisions apply);

(b)	the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose;

(c)	if an alternate director signifies his or her agreement to the proposed written resolution, his or her appointor need not also signify his or her agreement; and

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(d)	if a director signifies his or her agreement to the proposed written resolution, an alternate director appointed by him or her need not also signify his or her agreement in that capacity.

181.    Without prejudice to the first sentence of Article 175, all or any of the persons entitled to be present at a meeting of the Board or of a committee of the Board shall be deemed to be present for all purposes if each is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chair of the meeting is. The word meeting in these Articles shall be construed accordingly.

182.    Except as otherwise provided by these Articles, a director shall not vote at a meeting of the Board or a committee of the Board on any resolution of the Board concerning a matter in which he or she has an interest (other than by virtue of his or her interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his or her interest arises only because the resolution concerns one or more of the following matters:

(a)

the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)

a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

(d)

a contract, arrangement, transaction or proposal concerning any other body corporate in which he or she or any person connected with him or her is interested, directly or indirectly, and whether as an officer, member, creditor or otherwise, if he or she and any persons connected with him or her do not to his or her knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital (excluding any shares of that class held as treasury shares) of such body corporate (or any other body corporate through which his or her interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

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(e)

a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)

a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

For the purposes of this Article, in relation to an alternate director, an interest of his or her appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

183.    The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the Board or of a committee of the Board.

184.    Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his or her own appointment.

185.    If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting and his or her ruling in relation to any director other than himself or herself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chair of the meeting, it shall be decided by resolution of the Board (on which the chair shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chair have not been fairly disclosed.

SECRETARY

186.    Subject to the provisions of the Companies Law, the secretary shall be appointed by the Board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company.

MINUTES

187.    The Board shall cause minutes to be recorded for the purpose of:

(a)	all appointments of officers made by the Board; and

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(b)

all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the Board and committees of the Board, including the names of the directors present at each such meeting.

188.    Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

189.    The seal shall only be used by the authority of a resolution of the Board. The Board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the Board, in any manner permitted by the Companies Law and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

190.    The Board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

191.    Subject to the provisions of the Companies Law and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

192.    Any director or the secretary or any other person appointed by the Board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)	any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)	any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the Board or any committee of the Board, whether in hard copy form or electronic form; and

(c)	any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the Board or a committee of the Board,

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whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

193.    Subject to the provisions of the Companies Law, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

194.    Subject to the provisions of the Companies Law, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital is divided into different classes, the Board may:

(a)

pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)	pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment.

If the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

195.    Dividends may be declared and paid in any currency or currencies that the Board shall determine. The Board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

196.    Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

197.    A general meeting declaring a dividend may, on the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The Board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including, without limitation, (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

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198.    The Board may, if authorised by an ordinary resolution of the Company offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend specified by the ordinary resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 199 or, subject to those provisions, specified in the ordinary resolution.

199.    The following provisions shall apply to the ordinary resolution referred to in Article 198 above and any offer made pursuant to it and Article 198.

(a)	The ordinary resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)

Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)

equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange plc, as derived from the Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii)	calculated in any other manner specified by the ordinary resolution,

but shall never be less than the par value of the new share.

(c)	A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(d)

On or as soon as practicable after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(e)

The Board shall not proceed with any election unless the Board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(f)

The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

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(g)

The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(h)

The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(i)

No fraction of a share shall be allotted. The Board may make such provision as it thinks fit for any fractional entitlements including, without limitation, payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(j)

The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(k)	The Board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

200.    The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him or her to the Company in respect of that share. Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

201.    Any dividend or other moneys payable in respect of a share may be paid:

(a)	in cash; or

(b)	by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

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(c)

by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)

by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including without limitation in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

202.    If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)	pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)	for the purpose of Article 201, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

203.    A cheque or warrant may be sent by post:

(a)	where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)	if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)	if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 222; or

(d)	in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

204.    Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may in writing direct) shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 201.

205.    No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

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206.    Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

207.    The Board may with the authority of an ordinary resolution of the Company:

(a)

subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b)

appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)

apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)	allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)

where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

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(f)	authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)	the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)

the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members;

(g)	generally do all acts and things required to give effect to the ordinary resolution; and

(h)

for the purposes of this Article, unless the relevant resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date specified in the relevant resolution, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

208.    Notwithstanding any other provision of these Articles, the Company or the Board may:

(a)

fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)

for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting (which, if the Board so specifies, shall be calculated taking no account of any part of a day that is not a working day), by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)

for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

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ACCOUNTS

209.    No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

210.    Subject to the Companies Law, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Law, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Law or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

211.    Subject to the Companies Law, the requirements of Article 210 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and shall contain the information prescribed by the Companies Law and any regulations made under the Companies Law.

RESTRICTIONS ON POLITICAL DONATIONS

212.    The Company may not make a political donation to a political party or other political organisation, or to an independent election candidate, or incur any political expenditure, unless such donation or expenditure is authorised by an ordinary resolution in accordance with Article 213 and is passed before the donation is made or the expenditure incurred.

213.    A resolution conferring authorisation for the purposes of Article 212:

(a)	may relate to the Company and/or one or more subsidiaries of the Company;

(b)

may be expressed to relate to all companies that are subsidiaries of the Company at the time the resolution is passed or at any time during the period for which the resolution has effect (which shall be four years beginning with the date on which it is passed unless the directors determine that it is to have effect for a shorter period), without identifying them individually;

(c)

may authorise donations or expenditure under one or more of the following heads: (i) donations to political parties or independent election candidates; (ii) donations to political organisations other than political parties; or (iii) political expenditure, and must specify the head(s) for each company to which it relates;

(d)	must be expressed in general terms and must not purport to authorise particular donations or expenditure; and

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(e)	must authorise donation or expenditure up to a specified amount for each of the specific heads in the period for which the resolution has effect for each company to which it relates.

COMMUNICATIONS

214.    Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the Board) shall be in writing.

215.    Subject to Article 214 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Law or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine.

216.    Subject to Article 214 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)

the determined form and means are permitted by the Companies Law for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Law; and

(b)

unless the Board otherwise permits, any applicable condition or limitation specified in the Companies Law or other applicable legislation, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the Board and subject to applicable law, such document or information shall be authenticated in the manner specified by the Act for authentication of a document or information sent in the relevant form (as if the Company were a company incorporated in the United Kingdom to which such provisions apply).

217.    In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

218.    A member whose registered address is not within the United Kingdom, an EEA State or Jersey (each a Relevant Territory) and who sends to the Company an address within a Relevant Territory at which a document or information may be sent to him or her shall be entitled to have the document or information sent to him or her at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification that the document or information is available on a website, the Company so agrees, which agreement the Company shall be entitled to withhold in its absolute discretion including, without limitation, in circumstances in which the Company considers that the sending of the document or

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information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise:

(a)	no such member shall be entitled to receive any document or information from the Company; and

(b)

without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

219.    A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to the member by the Company by a provision of the Companies Law or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)	on at least two consecutive occasions; or

(b)	on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting. Subject to Article 218 above, a member to whom this Article applies shall become entitled to receive such documents or information when the member has given the Company an address to which they may be sent or supplied.

220.    A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

221.    The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

222.    A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

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223.    Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his or her name is entered in the register, has been sent to a person from whom he or she derives his or her title, provided that no person who becomes entitled by transmission to a share shall be bound by any notice sent under Article 18 to a person from whom he or she derives his or her title.

224.    Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent. Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)

if sent by first class post or special delivery post or equivalent from an address in one country to another address in the same country, on the day following that on which the document or information was posted;

(b)	if delivered personally to a member’s registered postal address, on the day on which the document or information was delivered;

(c)	if sent by second class mail, on the second day following that on which the document or information was posted;

(d)	if sent by airmail from an address in a country to an address outside that country, on the second day following that on which the document or information was posted;

(e)	if sent by the Company’s internal post system, on the day following that on which the document or information was posted;

(f)	if sent by some other method agreed between the Company and the member, when the agreed arrangements have been completed; and

(g)	in any other case, on the second day following that on which the document or information was posted.

225.    A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member at the time it is sent. Such a document or information shall be deemed received by the member at that time notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

226.    A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)	when the document or information was first made available on the website; or

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(b)

if later, when the member is deemed by Article 224 or 225 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

227.    Subject to the Companies Law, if at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, notice of general meeting may be sufficiently given by local advertisement. Any notice given by advertisement for the purpose of this Article shall be advertised in at least one newspaper having a national circulation. If advertised in more than one newspaper, the advertisements shall appear on the same date. Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them on the day when the advertisement appears. In any such case, the Company shall send confirmatory copies of the notice by post, if at least seven days before the meeting the posting of notices again becomes practicable.

228.    A notice, document or other information may be served, sent or supplied by the Company in electronic form to a member who has agreed or who has previously agreed with the Company or any member of the Company’s group, at a time that member was a holder of shares in the Company or the relevant member of the Company’s group (generally or specifically) that notices, documents or information can be sent or supplied to them in that form and has not revoked such agreement.

229.    Where the notice, document or other information is served, sent or supplied by electronic means, it may only be served, sent or supplied to an address specified for that purpose by the intended recipient (generally or specifically). Where the notice, document or other information is sent or supplied in electronic form by hand or by post, it must be handed to the recipient or sent or supplied to an address to which it could be validly sent if it were in hard copy form.

230.    A notice, document or other information may be served, sent or supplied by the Company to a member who has agreed (generally or specifically) or who has previously agreed with the Company or any member of the Company’s group, at a time that member was a holder of shares in the Company or the relevant member of the Company’s group, by being made available on a website, or pursuant to Article 231 below is deemed to have agreed, that notice, document or information can be sent or supplied to the member in that form and has not revoked such agreement.

231.    If a member has been asked individually by the Company (or previously by any member of the Company’s group as applicable) to agree that the Company may serve, send or supply notices, documents or other information generally, or specific notices, documents or other information to them by means of a website and the Company does not (or, as applicable, any member of the Company’s group did not) receive a response within a period of 28 days beginning with the date on which the Company’s (or any member of the Company’s group) request was sent (or such longer period as the

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directors may specify (or, as the case may be, the directors of any member of the Company’s group may have specified)), such member will be deemed to have agreed to receive such notice, documents or other information by means of a website in accordance with Article 230 (save in respect of any notices, documents or information that are required to be sent in hard copy form pursuant to the Companies Law). A member can revoke any such deemed election in accordance with Article 235.

232.    A notice, document or other information served, sent or supplied by means of a website must be made available in a form, and by a means, that the Company reasonably considers will enable the recipient: (i) to read it, and (ii) to retain a copy of it. For this purpose, a notice, document or other information can be read only if: (i) it can be read with the naked eye; or (ii) to the extent that it consists of images (for example photographs, pictures, maps, plans or drawings), it can be seen with the naked eye.

233.    If a notice, document or other information is served, sent or supplied by means of a website, the Company must notify the intended recipient of: (i) the presence of the notice, document or other information on the website; (ii) the address of the website; (iii) place on the website where it may be accessed; and (iv) how to access the notice, document or information. The document or information is taken to be sent on the date on which the notification required by this Article 233 is sent or if later, the date on which the document or information first appeared on the website after that notification is sent.

234.    Any notice, document or other information made available on a website will be maintained on the website for the period of at least 28 days beginning with the date on which notification is received or deemed received under Article 226 above, or such shorter period as may be required by law or any regulation or rule to which the Company is subject. A failure to make a notice, document or other information available on a website throughout the period mentioned in this Article 234 shall be disregarded if: (i) it is made available on the website for part of that period; and (ii) the failure to make it available throughout that period is wholly attributable to circumstances that it would not be reasonable for the Company to prevent or avoid.

235.    Any amendment or revocation of a notification given to the Company or agreement (or deemed agreement) under Articles 228 to 234 shall only take effect if in writing, signed (or authenticated by electronic means) by the member and on actual receipt by the Company thereof.

236.    Communications sent to the Company by electronic means shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

237.    Where these Articles require or permit a notice or other document to be authenticated by a person by electronic means, to be valid it must incorporate the electronic signature or personal identification details of that person, in such form as the directors may approve, or be accompanied by such other evidence as the directors may require to satisfy themselves that the document is genuine.

238.    Where a member of the Company has received a document or information from the Company otherwise than in hard copy form, he or she is entitled to require the Company to send to him or her a version of the document or information in hard copy form within 21 days of the Company receiving the request.

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DESTRUCTION OF DOCUMENTS

239.    The Company shall be entitled to destroy:

(a)

all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)	all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)	all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)	all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)

all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

240.    It shall conclusively be presumed in favour of the Company that:

(a)	every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 239 was duly and properly made;

(b)	every instrument of transfer destroyed in accordance with Article 239 was a valid and effective instrument duly and properly registered;

(c)	every share certificate destroyed in accordance with Article 239 was a valid and effective certificate duly and properly cancelled; and

(d)	every other document destroyed in accordance with Article 239 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)

the provisions of this Article and Article 239 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

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(f)

nothing in this Article or Article 239 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 239 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 239; and

(g)	any reference in this Article or Article 239 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

241.    The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)

during the period of 12 years before the date of the notice referred to in paragraph (b) of this Article (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)

the Company shall as soon as practicable after expiry of the relevant period have sent a notice of its intention to sell the shares to such member’s or other person’s last known address. Before sending any such notice, the Company shall have made reasonable enquiries to establish the address of the member or person entitled, engaging, if considered appropriate, a professional asset reunification company or tracing agent; and

(c)

during the relevant period and the period of three months following the date of the notice referred to in paragraph (b) of this Article the Company has received no indication either of the whereabouts or of the existence of such member or person.

242.    To give effect to any sale pursuant to Article 241, the Board may:

(a)

where the shares are held in certificated form, authorise any person (and the relevant transferring member hereby appoints such person) to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)

where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

243.    An instrument of transfer executed by that person in accordance with Article 242(a) shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 242(a) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his or her title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

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244.    The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the Board from time to time thinks fit.

WINDING UP

245.    If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law:

(a)

divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)	vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)	determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

246.    The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

247.    Subject to the provisions of the Companies Law, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him or her for negligence, default, breach of duty, breach of trust or otherwise in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Companies Law or otherwise unlawful under the Companies Law.

ARRANGEMENTS IN RESPECT OF THE LISTING OF THE SHARES IN THE

UNITED STATES OF AMERICA

248.    Subject to Article 249, immediately upon the effectiveness of the listing of the shares of the Company on either the New York Stock Exchange or the Nasdaq Stock Market (as the Board shall determine) (the US Listing), the legal title to each share in the Company that was in issue immediately prior to the US Listing shall be automatically transferred (without any further action by the member of the Company

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who held such share immediately prior to the US Listing (the Relevant Member) or the Company) to Cede & Co., which will be the registered holder of such share, as nominee of The Depository Trust Company (DTC), to be held on behalf of Computershare Trust Company N.A. (or such other person as the Board may nominate) (the DI Custodian), as custodian for Computershare Investor Services PLC (or such other person as the Board may nominate) (the DI Depositary), which shall hold its interest in such share on trust as bare trustee under English law for the Relevant Member, against the issue to such Relevant Member of a depositary interest representing one share in the Company (a Depositary Interest) under the arrangements described in the shareholder circular published by the Company in relation to the US Listing dated 1 July 2020 (the Circular) and the Relevant Member will be bound by the terms and conditions of the DI Deed (as defined in the Circular) made by the DI Depositary concerning the Depositary Interests.

249.    Article 248 will not apply in respect of shares in the Company held by a Relevant Member in certificated form immediately prior to the US Listing. Instead the Relevant Member shall be entered as the registered holder of such shares through DTC’s Direct Registration System immediately upon the effectiveness of the US Listing.

250.    Nothing in Articles 248 and 249 shall apply to shares that are in issue immediately prior to the US Listing and that are held by JPMorgan Chase Bank, N.A. (the ADR Depositary), in its capacity as depositary of shares in connection with the Company’s ADR facility that is in operation immediately prior to the US Listing. Instead, immediately upon the effectiveness of the US Listing, the legal title to such shares in the Company shall be transferred as follows: (i) subject to, and in exchange for, the cancellation of all ADSs held by Cede & Co. (as nominee for DTC) immediately prior to the US Listing, Cede & Co. (as nominee of DTC) will receive, and be registered as the holder of, such number of shares in the Company as is equal to the number of shares which such ADSs represent, to be held on behalf of the DTC participants that (immediately prior to the US Listing) held interests in ADSs through DTC; and (ii) subject to, and in exchange for, the cancellation of all ADSs held by each other registered holder immediately prior to the US Listing, without any action being required on the part of each other registered holder, each such other registered holder will receive, and be registered on the transfer books of the Company as the holder of, such number of shares in the Company as is equal to the number of shares which such ADSs represent, provided that in the case of both (i) and (ii) above, (A) registered holders whose holding of ADSs cannot be exchanged for an exact number of shares in the Company (and who would otherwise be left with a fractional entitlement) will not be allocated fractions of shares in the Company and (B) instead, the fractions of shares will be aggregated and the whole number of shares represented thereby will be sold by Computershare Trust Company N.A. (or such other person as the Board may appoint), as the Company’s transfer agent, in the open market with the net cash proceeds from the sale thereof being distributed to any registered holders entitled thereto.

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251.    All preferences and elections of Relevant Members holding their shares in certificated form relating to the payment currency policy of dividends which are in force immediately prior to the US Listing (including, without limitation, preferences to receive dividends in accordance with the Company’s default payment currency for dividends at such time) will be continued after the US Listing becomes effective unless and until varied or revoked by such Relevant Member at any time thereafter.

252.    The Company may appoint any person as attorney and/or agent for the Relevant Member to execute and deliver as transferor a form of register removal, transfer or instructions of transfer on behalf of the Relevant Member (or any subsequent holder or any nominee of such Relevant Member or any such subsequent holder) in favour of Cede & Co., as nominee of DTC, and do all such other things and execute and deliver all such documents as may in the opinion of the Company or any attorney and/or agent appointed by it be necessary or desirable to give effect to the arrangements described in Articles 248 to 251.

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THE SEAL	53

REGISTERS	54

DIVIDENDS	54

CAPITALISATION OF PROFITS AND RESERVES	58

RECORD DATES	60

ACCOUNTS	60

RESTRICTIONS ON POLITICAL DONATIONS	61

COMMUNICATIONS	61

DESTRUCTION OF DOCUMENTS	66

UNTRACED MEMBERS	67

WINDING UP	68

INDEMNITY	69

ARRANGEMENTS IN RESPECT OF THE LISTING OF THE SHARES IN THE	69

UNITED STATES OF AMERICA	69